UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2021

TriplePoint Venture Growth BDC Corp.
(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Election of Directors.
On December 17, 2021, on the recommendation of its Nominating and Corporate Governance Committee, the board of directors (the “Board”) of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company”), increased the size of the Board to eight members from six members and appointed (i) Katherine J. Park as a Class III director and (ii) Kimberley Vogel as a Class II director to fill the vacancies created by such increase, each effective immediately. Ms. Park and Ms. Vogel will serve as members of the Board’s Audit Committee, Valuation Committee, Compensation Committee and Nominating and Corporate Governance Committee.
The initial term of Ms. Park, a Class III director, will expire at the 2023 annual meeting of stockholders of the Company. The initial term of Ms. Vogel, a Class II director, will expire at the 2022 annual meeting of stockholders of the Company. The Board has determined that neither Ms. Park nor Ms. Vogel is an interested person, as defined in Section 2(a)(19) of the Investment Company Act of 1940, of the Company, and that each of Ms. Park and Ms. Vogel is independent within the meaning of the independence standards of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange Listed Company Manual. As independent directors, Ms. Park and Ms. Vogel will receive the same compensation as that to be provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC. There is no arrangement or understanding under which either of Ms. Park or Ms. Vogel was appointed. There are no transactions involving either of Ms. Park or Ms. Vogel requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Park has served as the Head of Business Development at Pagaya Investments, a privately held financial technology company, since November 2021. She previously served as a Managing Director at Grafine Partners, LP, an alternative asset management firm, from September 2020 to October 2021, and in various roles at Goldman Sachs Group Inc. for approximately 18 years until 2020, most recently as Managing Director and Head of U.S. Fund and Private Capital. She also previously worked as a consultant at Bain & Company. Ms. Park holds an AB from Harvard College and an MBA from Harvard Business School.
Ms. Vogel has been a director of TriCo Bancshares, a bank holding company listed on the Nasdaq Stock Market, since February 2020, where she serves as member of the audit, compensation and management succession and IT/cybersecurity committees. Ms. Vogel was President, Co-Founder and director of BaseVenture Investing, Inc., a cloud-based software company, from 2014 to 2019, serving as Transitional President in 2019 after the company was sold to Fidelity National Information Services (“FIS”). From 2005 to 2014, Ms. Vogel served as Chief Financial Officer at mFoundry Inc., a provider of mobile banking and mobile payment services. FIS purchased mFoundry in 2013. Ms. Vogel holds an MBA from the Harvard Business School and an undergraduate degree in accounting from Saint Mary’s College of California. She is a member of the board of directors of Orimar, Inc., a privately held company involved in single-family home development and Zachaphie, Inc., a privately held company involved in real estate. She also serves on the Board of Trustees of Saint Mary’s College of California. Ms. Vogel is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer
Date: December 20, 2021